UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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On June 13, 2024, F9 Investments, LLC (“F9”) issued a press release (the “Press Release”) announcing that it had released a presentation (the “Presentation” and, together with the Press Release, the “Materials”) relating to LL Flooring Holdings, Inc. (the “Company”). F9 has published the Presentation to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1 and a copy of the Presentation is filed herewith as Exhibit 2. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Materials, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Materials from time to time.

EXHIBIT 1

F9 INVESTMENTS RELEASES INVESTOR PRESENTATION HIGHLIGHTING WHY CHANGE IS NEEDED URGENTLY ON LL FLOORING’S BOARD OF DIRECTORS

Details How LL Flooring’s Board Has Presided Over an Era of Exceptionally Poor Decision Making, Abysmal Stock Performance, and Sham Strategic Review Process that Has Led to Persistent Value Destruction and Put the Company at Risk of Going Out of Business

Details How F9’s Three Highly Qualified Director Nominees – Tom Sullivan, Jason Delves, and Jill Witter – Are Committed to Working Collaboratively with the Board and Bring the Expertise and Oversight Necessary to Restore Value to LL Flooring for All Shareholders

Urges Shareholders Vote the GOLD Proxy Card Today “FOR” All of F9’s Director Nominees and “WITHHOLD” on All LL Flooring Nominees

View the Presentation at www.LLGroove.com

FRANKLIN, Tenn. – June 13, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today released a presentation highlighting why change to LL Flooring’s Board of Directors (the “Board”) is needed urgently in order to preserve what value is left and begin the process of rebuilding what was once – and can be again – a great company.

The presentation contains detailed information regarding how LL Flooring’s shareholders have suffered for years due to the Board’s failed operational strategy, misaligned incentives and compensation, inability to contain costs, and deeply flawed sale process. The presentation contrasts the Company’s severe underperformance with the track records of F9’s three highly-qualified director nominees – Tom Sullivan, Jason Delves, and Jill Witter – and highlights how they bring the flooring industry expertise, shareholder alignment, and oversight necessary to protect and restore the value of LL Flooring for all shareholders.

F9 encourages all LL Flooring shareholders to view the presentation, which can be found at www.LLGroove.com.

Mr. Sullivan stated: “LL Flooring’s shareholders have a choice to make before the Company’s Annual Meeting on July 10: they can continue to support directors who have routinely shirked their responsibility and put LL Flooring on the brink of bankruptcy while enriching and entrenching themselves, or vote for change by electing directors who will bring proper oversight, shareholder alignment, and accountability back to LL Flooring’s boardroom to protect shareholders’ investments and put the Company back on a path to success.”

“Make no mistake, a vote for management is a vote for the status quo. Under the current Board’s watch, LL Flooring’s stock price has plummeted more than 93% in three years, vastly underperforming its peers, the broader market, and all reasonable expectations. The Company is currently on the brink of insolvency, customers are fleeing, and morale is low, yet management would try to have you believe that their strategy is working. While LL Flooring’s Board continues to avoid accountability for its failures and levies harmful, misleading, and easily disprovable personal attacks against me in a desperate attempt to distract shareholders from the Company’s abysmal performance, F9’s nominees are prepared to do the hard work of restoring LL Flooring’s value for all shareholders, creating a culture employees can be proud of, and putting the Company back on a path toward profitability and success.”

“Together, F9’s exceptionally well-qualified nominees collectively bring the flooring industry expertise, ownership mentality, and operational, financial, and strategic plan required to deliver the long-term, value-enhancing change that LL Flooring urgently needs to survive and thrive over the long-term. We encourage shareholders to review our presentation, which details the myriad issues and failed strategic initiatives the current Board has overseen; the dire and still-deteriorating financial position of the Company; and the current Board’s lack of expertise and alignment with shareholders, poor corporate governance practices, and sham strategic review process which has resulted in the rejection of a number of premium bids for the Company while LL Flooring’s stock price continues to crater.”

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing, and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com

The urgent case for CHANGE AT June 13, 2024 EXHIBIT 2

TABLE OF CONTENTs SECTION I Executive Summary SECTION II The Urgent Case for Change Failed Strategy Severe Value Erosion Staggering Underperformance Misaligned & Entrenched Board / Management Flawed Sale Process Ineffective Company Slate SECTION III Our Nominees / Plan

Section I – Executive summary

Source: Capital IQ as of June 7, 2024. Nancy Taylor was appointed to the Board of Lumber Liquidators on April 1, 2014. Why are we here? Years of mismanagement and value destruction by LL’s Board of Directors have resulted in staggering operational losses and A GOING CONCERN OPINION LL’s stock price has plummeted 58% since the beginning of 2024, 93% in the last three years, and 98% under Chairman of the Board Nancy Taylor’s leadership (a)(b) Despite F9 making multiple attempts to buy the business at a premium valuation during a period of declining operating performance, LL refused to engage constructively with F9 and created an uneven playing field for F9 vs. other bidders F9’s only option to protect its investment and drive value for ALL SHAREHOLDERS is to nominate a slate of experienced, capable directors who will turn the business around VOTE FOR TOM SULLIVAN, JASON DELVES AND JILL WITTER TO PUT THE GROOVE BACK IN LL

PUT THE GROOVE BACK IN LL

WHO IS F9?

F9 INVESTMENTS IS A PRIVATE INVESTMENT FIRM WITH A MAJOR PRESENCE IN THE BUILDING PRODUCTS, HOME IMPROVEMENT AND HOME DÉCOR MARKETS

- **F9 Investments ("F9") is substantially the largest shareholder of LL Flooring Holdings, Inc. ("LL" or the "Company") with 8.85% of shares outstanding**
- F9 owns, directly or indirectly, among other enterprises, F9 Brands, Cabinets to Go ("CTG"), Southwind Building Products, F9 Builder Services, Gracious Home, MSW Power, F9 Properties and Vignobles Sullivan, and is 100% owned by industry veteran and serial entrepreneur and investor Tom Sullivan, the founder and former CEO / Chairman of LL
- F9 Brands (~$350M of revenue) is a wholly-owned subsidiary of F9 Investments that owns and manages a portfolio of succesful companies in the building products industry, including:

CABINETS TO GO — WOW FOR LESS.

Industry leader in kitchen and bathroom remodeling with expertise in cabinetry, closets, countertops and related products and accessories, offering a wide product assortment and broad price architecture to suit customers across budgets and styles

SOUTHWIND — FLOORS FOR LIFE

Distributor of flooring products to dealers in the residential and commercial markets, offering a broad array of products including vinyl and laminate flooring, carpets and closets

F9 BUILDER SERVICES

Comprehensive single and multi-family builder services provider (from design to installation), offering cabinets, countertops, faucets, sinks, hardware, closets, outdoor kitchens, and various hard and soft surface flooring options

GRACIOUS HOME — NEW YORK

Omnichannel retailer of upscale houseware that partners with the finest brands to offer a carefully curated selection of home products in addition to a growing private label offering

- F9's management team includes Nominees Tom Sullivan (Chairman), Jason Delves (President and Chief Executive Officer), and Jill Witter (Chief Legal Officer)
- F9's multiple proposals to acquire LL at material premiums have been repeatedly rebuffed by LL's Board with LL's stock price falling precipitously each time the Board has refused to meaningfully engage

As a result of LL's alarming value erosion, F9 is compelled to protect its investment and committed to restoring LL to its once-prominent leadership position in the industry

5

PUT THE GROOVE BACK IN LL

HISTORY BETWEEN TOM SULLIVAN AND LL FLOORING

Founding Lumber Liquidators

1994 – 1996

- In 1994, Tom Sullivan, a building contractor at the time, began purchasing excess wood and wood flooring from other companies and reselling it from a trucking yard in Stoughton, MA
- Over the next two years, Tom started working directly with vendors and mills to provide customers with an extensive, high-quality assortment at low prices, and opened the first Lumber Liquidators location in 1996

Robust Growth under Tom's Leadership

1997 – 2016

- Under Tom's leadership, Lumber Liquidators grew to the largest hardwood flooring retailer in the U.S., and went public in 2007
- After serving as CEO from 1996 to 2006 and Chairman of the Board from 1994 to 2015, Tom stepped away from the Company in December 2016 to focus on Cabinets to Go and his other ventures
- By Tom's exit, the Company had grown to $1B in sales, with 383 stores in 46 states and Canada (375 in the U.S.), and more than 2,000 employees

First Acquisition Attempt (Rebuffed by Board)

2019

- By August 2019, Tom had increased his ownership stake in LL to ~6% and stated his interest in exploring a potential sale of the Company or combination with Cabinets to Go via a Schedule 13D filing
- After LL's management and Board of Directors refused to engage with him in any capacity, Tom withdrew his offer and sold the majority of his stake

Recent Acquisition Attempts [(a)]

2023 – 2024

- By May 2023, Tom (via F9) had increased his ownership in LL to >9% and offered to acquire the Company for $5.76 per share (a +100% premium [(b)])
  - LL's Board rejected the offer, citing the proposal "significantly undervalues LL Flooring"; F9 withdrew the offer following continued underperformance
- In November 2023, Tom (via F9) submitted a revised offer to acquire the Company for $3.00 per share and indicated F9's intention to nominate three directors to LL's Board
  - This offer was withdrawn in January 2024, as LL required F9 to enter into agreements potentially limiting its ability to maximize the value of its investment in the Company

Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024.

a) See Appendix for additional detail.

b) At the time of the offer (May 26, 2023), the offer price represented a premium of over 100% of the stock's 52-week intra-day low of $2.75.

6

THE CURRENT LL BOARD'S LEGACY OF DESTRUCTION

PUT THE GROOVE BACK IN LL

- **Extreme Value Erosion:** Leading to **NEGATIVE GOING CONCERN OPINION**
- **Abysmal Stock Performance:** vs. peers & broader market indices; over any time horizon
- **Aspirational & Overly Ambitious Failed Strategy**: Irrational and stubborn commitment to an ineffective strategy filled with buzzwords yet devoid of results has destroyed the Board's credibility
- **Poor Asset Allocation**: Wasteful spending on failed re-branding initiative; bloated SG&A
- **Lack of Alignment with Shareholders**: Management / Board have negligible skin in the game with egregious change of control payouts, and LL's highly questionable compensation practices reward disastrous value erosion
- **Desperate Entrenchment**: Classified Board structure and excessive tenure are emblematic of a Board more concerned with preserving their director roles and fees than building long-term shareholder value
- **Weak Corporate Governance**: Inadequate governance profile reflects disregard for shareholder rights, lack of accountability and deficient oversight which weigh heavily on performance
- **Disingenuous Strategic Review & Sale Process**: Characterized by limited transparency, uneven playing field for bidders, disturbing pattern of premium bids rejected, bidders reducing bid prices / dropping from the process, and failure to identify a firm buyer – all despite the Board's incredulous insistence that the bids received significantly undervalued the Company
- **Other Shareholders Agree**

In contrast, F9's nominees have a proven track record of successfully operating LL and similar businesses in the home improvement / décor industry and a deep understanding of the strategic issues that LL is facing

7

F9’s highly qualified nominees We assembled a slate with the experience, expertise and ownership mentality required to deliver the long-term, value-enhancing change that LL Needs Thomas D. Sullivan Founder and Former CEO and Chairman of Lumber Liquidators Proven track record of successfully operating LL and similar businesses under various market conditions Visionary Leader Immense business acumen and leadership skills managing organizations to maximize their growth potential Largest LL Shareholder Committed investor aligned with shareholders compared to incumbent nominees who fail to comply with LL’s Director and Officer Stock Ownership Requirements John J. Delves Jill Witter Sector Expertise Extensive experience in the home improvement and décor industry and a deep understanding of LL’s strategic and tactical business issues Exceptional Operational Capabilities Thorough knowledge of all operational functions necessary to drive positive performance through strategic planning and operational execution Accomplished Leader Dynamic, motivational leader across a broad spectrum of vertical markets Public Co. Executive Experience Legal, compliance and corporate governance expertise honed as General Counsel / CLO at four publicly traded companies; awarded Outstanding General Counsel in a Midsized Company Experienced HR Executive Includes HR leadership role for a public company with 10,000+ employees; developed benefits, incentive compensation and employee relations programs Vast Experience in Wood Products Industry, Including Flooring Held senior positions at International Paper and Rayonier, as well as CLO of Lumber Liquidators, in addition to retailer Sunglass Hut International – provides unique perspective on the risks and opportunities associated with the business As a pioneer in the flooring business – and the founder and former CEO and Chairman of Lumber Liquidators, LL Flooring’s predecessor company – Mr. Sullivan’s intimate familiarity with LL Flooring’s business and market will bring immediate, meaningful and unique value to LL’s Board Mr. Delves’ operational acumen and extensive experience managing successful businesses in related markets provide the integral insight and perspective that LL’s Board currently lacks Ms. Witter’s experience and skills as a General Counsel and legal officer to both large public companies and small and mid-cap businesses are vitally important to help evaluate and execute the optimum strategy to stabilize and grow LL’s business.

F9’s Plan F9 will work collaboratively with LL’s Board to replicate its proven formula for success and implement changes necessary to reverse LL’s extended history of poor financial performance F9’s plan will incorporate Operational, Financial and Strategic initiatives to best position LL for success, including: Rigorous Review and Rationalization of Business Practices Operational Improvements to Increase Efficiency and Profitability Evaluation and Repositioning of Sales Model Prudent Expense Analysis Restoring Culture and Corporate Values F9’s HIGHLY QUALIFIED NOMINEES WILL LEVERAGE THEIR VAST EXPERIENCE AND INDUSTRY “KNOW-HOW” TO HELP STABILIZE THE COMPANY AND REPOSITION IT FOR GROWTH F9’S NOMINEES WILL BRING GREATER FOCUS, ALIGNMENT AND ACCOUNTABILITY TO LL’S BOARDROOM

Section II - The urgent case for change

Re-wording text does not constitute new initiatives, and regardless of how the strategy is communicated, the Board and management’s execution has clearly yielded catastrophic results Stale strategic vision with unchanged initiatives Little-to-no change in LL’s strategic plan since 2019 September 2019 Investor Presentation December 2022 Investor Presentation Charles Tyson (Current Chief Executive Officer) Dennis Knowles (Former Chief Executive Officer) Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. FAILED STRATEGY

FAILED STRATEGY

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REPEATED HISTORY OF OVERPROMISING, REVISING AND UNDERDELIVERING ACROSS INITIATIVES

	2018 Plan	Revisions	Failures
Store Count Growth	From 2017 – 2018, management emphasized "goal of 500 stores by 2022" *Dennis Knowles, 10/30/18*	Communicated "potential to reach 500+ stores" with no specific timeframe in June 2019 *June 2019 Investor Deck* February 2022 guidance of 524 stores by 2024 with 20 – 25 new stores in 2022 *February 2022 Investor Deck*	Entered 2024 with only 437 stores after closing net 5 stores in 2023; communicated plan for no net store growth in 2024 *December 2023 10-K and Earnings Transcript*
Margin Improvement	LL announced initiatives in February 2018 to help drive "3 to 5 points of operating margin improvement over the next 3 years" *Dennis Knowles, 2/27/18*	Six months later, LL revised its plan down to "expand operating margin by 1 to 2 points in the next few years through a combination of initiatives" *Dennis Knowles, 7/31/18*	Adjusted gross margin has remained flat and adjusted SG&A as a % of sales has increased dramatically (+978bps) since 2019, resulting in negative $45M of Adjusted EBITDA in 2023
Sales Growth	LL established financial goals of "annual comp store sales growth in the mid-single digits and total annual sales growth in the mid-to-upper single digits" *Dennis Knowles, CEO, 2/27/18*	In February 2022, LL announced a plan to reach $1.5B in sales by 2024, a 9% CAGR from 2021 *February 2022 Investor Deck*	LL reported 2023 comp store sales of negative 19.6% and total annual sales growth of negative 18.5% As of Mar-24, LL's LTM Net Sales were $853M

Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024.

12

FAILED STRATEGY

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FAILED REBRANDING LED TO LACK OF AWARENESS


Management announced rebranding from Lumber Liquidators to LL Flooring in August 2020 (a)
# of Weekly Google Searches
"Lumber Liquidators"
"LL Flooring"
~$1B of cumulative advertising spent on Lumber Liquidators brand from 2004 to 2020; LL's share price is down 92% since the rebranding
40,000
30,000
20,000
10,000
--
5,116
2,707
Aug-20
Jan-21
Jun-21
Nov-21
Apr-22
Sep-22
Feb-23
Jul-23
Dec-23
May-24

Current weekly Google searches for LL Flooring are 89% lower than weekly searches for Lumber Liquidators at its peak (+45k weekly searches [b]); customers continue to search for the old brand, demonstrating LL's inability to effectively communicate the rebrand

Source: Company SEC filings, Capital IQ and U.S. Absolute Google Search Volume via Google Trends (trends.google.com) as of June 7, 2024.

a) Lumber Liquidators announced its name change to LL Flooring on August 7, 2020.

b) In the last 5 years, the maximum weekly searches per Google Trends for Lumber Liquidators was 45,128, reported on February 15, 2020.

13

unfounded Strategic optimism Despite consistent & drastic Share price declines Source: Capital IQ and other publicly available information as of June 7, 2024. $1.62 5/5/21: “We will continue to pursue gross margin rate mitigation strategies and disciplined expense management to optimize profitability.” – Charles Tyson $34.84 8/4/21: “As we look ahead, we are encouraged by the increasing traction we are gaining on our transformation that will position us well for sustainable long-term growth.” – Charles Tyson 11/3/21: “The capabilities we are building and the investments we are making in [our] multi-year strategies will position LL Flooring to grow faster and gain market share.” – Charles Tyson 2/23/22: “We are excited to share today our target for $1.5 billion in net revenue with expanded operating margin by 2024. Our balance sheet is strong, with no debt… which enables us to invest in our organic growth” – Charles Tyson 5/4/22: “We are excited about our 6 strategic growth drivers… [which] will position us for accelerated top line and profitability growth over the next 3 years.” – Charles Tyson 8/3/22: “We feel good about the strength in home remodel trends as well as the demand for hard-surface flooring over the medium to long term. We remain committed to investing in our six strategic pillars that will position us for long-term growth.” – Charles Tyson 11/2/22: “We are confident in our long-term growth strategies and our unique positioning in the marketplace.” – Charles Tyson 3/1/23: “We believe we are successfully gaining traction on several of our operating strategies… which gives us confidence in achieving long-term sustainable growth.” – Charles Tyson 5/8/23: “Looking beyond 2023, the medium to long-term outlook for repair and remodel spending remains strong and we remain confident in the long-term fundamentals of our business.” – Charles Tyson 8/9/23: “The work we are doing on our initiatives give us confidence that we will return to growth and drive long-term shareholder value.” – Charles Tyson 3/2/21: “We see substantial opportunity ahead to continue to evolve our Company and increase shareholder value over the long term.” – Charles Tyson 11/2/20: “[We] believe all of our actions are repositioning the Company for long-term success.” – Charles Tyson 11/8/23: “I believe that we are seeing promising signs that our strategic initiatives are starting to improve our capabilities, and this gives us confidence that we will return to growth...” – Charles Tyson 1/24/24: “After writing a letter to the Board and speaking with Charles Tyson (CEO), management is unwilling to "fire" themselves, regardless of whether it's in the best interest of shareholders. Management went on about how they will weather the downturn and invest in the future, even when there isn't one.” – Dominick D’Angelo, O’Keefe Stevens Advisory 3/4/24: “We remain energized by the progress we're making on our strategic initiatives to make us a better company.” – Charles Tyson 5/8/24: “We remain focused on executing on our strategic initiatives that we believe will have LL Flooring well positioned in the marketplace” – Charles Tyson FAILED STRATEGY

If you invested $100 in LL Flooring Five Years ago . . . . . . It would be worth ONLY $15 today, while the same investment in LL’s Proxy peer group would be worth $196 $15 $133 $187 $185 $196 LL (a) (a) Peers Source: Capital IQ as of June 7, 2024. Note: Excludes dividends / dividend reinvestment. Peer Group identified by LL in their 10-K for the period ending December 31, 2022. Peer Group returns are market-cap weighted and include The Home Depot, Inc., Lowe’s Companies, Inc., Floor & Decor Holdings, Inc., Tile Shop Holdings, Inc., The Sherwin-Williams Company, Hibbett Sports, Inc. and Haverty Furniture Companies, Inc. Effective December 31, 2022, LL elected to use the S&P Retail Select Industry Index as its new Published Industry Index in lieu of the previous Peer Group. SEVERE VALUE EROSION

Ll has significantly underperformed its Proxy peer Group and the broader market While its proxy peers and the market as a whole have created significant value for shareholders, LL has generated substantial shareholder losses year-to-date -58%, the past year -65%, three years -93% and five years -85% Source: Capital IQ as of June 7, 2024. Excludes dividends / dividend reinvestment. Peer Group identified by LL in their 10-K for the period ending December 31, 2022. Peer Group returns are market-cap weighted and include The Home Depot, Inc., Lowe’s Companies, Inc., Floor & Decor Holdings, Inc., Tile Shop Holdings, Inc., The Sherwin-Williams Company, Hibbett Sports, Inc. and Haverty Furniture Companies, Inc. Effective December 31, 2022, LL elected to use the S&P Retail Select Industry Index as its new Published Industry Index in lieu of the previous Peer Group. LL was dropped from major indices in June 2023, including the Russell 2000 Index and Russell 3000 Index, due to vastly reduced valuation SEVERE VALUE EROSION

SEVERE VALUE EROSION

INDUSTRY-LOW VALUATION

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($ in millions)

EV / CY2023 Revenue

Peer Group Median: 1.8x



3.7 x
2.9 x
2.4 x
1.8 x
0.7 x
0.6 x
0.4 x
0.1 x
Closest peer has 255% higher valuation metric

	Sherwin-Williams (a)	Floor & Decor (b)	The Home Depot (c)	Lowe's (d)	The Tile Shop (a)	Hibbett City Gear (e)	Havertys (a)	LL Flooring (f)
EV	$84,607	$12,655	$363,850	$156,226	$273	$1,009	$323	$133
CY23 Revenue	$23,052	$4,414	$152,669	$86,377	$377	$1,729	$862	$905
EV / CY23 EBITDA	20.0 x	23.0 x	14.9 x	11.8 x	7.0 x	5.4 x	3.8 x	NM

LL and peers typically trade on an EV / EBITDA multiple basis, but LL reported NEGATIVE $45M of Adjusted EBITDA in CY2023

Source: Capital IQ and Company SEC filings as of June 7, 2024.

Note: Reflects Peer Group identified by LL in their 10-K for the period ending December 31, 2022.

a) Represents the fiscal year ended December 31, 2023. Adjusted EBITDA as reported in the Company's SEC filings.

b) Represents the fiscal year ended December 28, 2023. Adjusted EBITDA as reported in the Company's SEC filings.

c) Represents the fiscal year ended January 28, 2024. EBITDA represents Operating Income plus D&A.

d) Represents the fiscal year ended February 2, 2024. EBITDA represents Operating Income plus D&A; excludes $63 million of pre-tax gains related to the FY2022 sale of Lowe's Canadian retail business.

e) Represents the fiscal year ended February 3, 2024. EBITDA represents Operating Income plus D&A.

f) Represents the fiscal year ended on December 31, 2023. Adjusted EBITDA excludes non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements and goodwill impairment charges. See Adjustment Schedule in the Appendix.

17

going concern opinion LL Recently announced a going concern due to inability to maintain compliance with its debt covenants Excerpt from Form 10-Q Filed on May 8, 2024: “The Company had cash and cash equivalents of approximately $6.0 million, $89.0 million outstanding under the Revolving Credit Facility, a net loss of $29.0 million, and $57.3 million of borrowing availability under the Credit Agreement for the quarter ended March 31, 2024. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient sales, profitability, and liquidity to meet the Company's obligations and maintain the minimum borrowing availability to prevent triggering its fixed charge coverage ratio covenant. Under terms of the Credit Agreement, the fixed charge coverage ratio is only required when specified availability under the Revolving Credit Facility falls below the greater of $17.5 million or 10% of the Revolving Loan Cap (as defined in the Credit Agreement). The Company believes that its projected levels of liquidity will not be sufficient to maintain compliance with this covenant in the fourth quarter of 2024. These conditions raise substantial doubt regarding our ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited consolidated financial statements.” SEVERE VALUE EROSION sales have decreased significantly since 2017 ($ in millions) -2.1% CAGR Store Count (a) Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. Reflects store count as reported at the end of each fiscal year. Calculated as total Net Sales divided by store count as reported at the end of each fiscal year. Sales per Store (b) STAGGERING UNDERPERFORMANCE Despite COVID tailwinds and 44 net new locations, LL has negative sales growth over the past six years

Comparable store sales have significantly lagged proxy peers Trailing 3-Year Average Comparable Store Sales Growth vs. Peer Group (a) Peer Group Median: 4.0% Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. Note: Reflects Peer Group identified by LL in their 10-K for the period ending December 31, 2022. Reflects average comparable store sales growth across last three calendar years (2021 – 2023); sorted from highest to lowest. Represents B&M comparable store sales. (b) STAGGERING UNDERPERFORMANCE negative adjusted EBITDA with significant margin decline since 2020 Source: Company SEC filings as of June 7, 2023. Note: Reflects Adjusted EBITDA excluding non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements and goodwill impairment charges. See Adjustment Schedule in the Appendix. ($ in millions) ~1,240 bps decline in Adjusted EBITDA margin from 2020 to 2023 resulted in LOWEST EBITDA IN COMPANY HISTORY STAGGERING UNDERPERFORMANCE

11 21 11 6 15 18 3 1 1 5 15 1 -- 8 10 20 6 -9 14 18 -5 Continued store expansion has Damaged Margins Source: Company’s SEC filings as of June 7, 2024. Reflects store count as reported at the end of each fiscal year. (a) Stores Closed New Stores Net Change Addition of 27 net new stores in from 2020 – 2023 contributed to 23% decline in Sales per Store over the same period STAGGERING UNDERPERFORMANCE

Only company in proxy Peer group with negative EBITDA Margin Source: Capital IQ and Company SEC filings as of June 7, 2024. Note: Reflects Peer Group identified by LL in their 10-K for the period ending December 31, 2022. Figures represent Adjusted EBITDA as reported in the Company’s SEC filings for the fiscal year ended December 31, 2023. Figures represent Operating Income plus D&A for the fiscal year ended on January 28, 2024. Figures represent Operating Income plus D&A for the fiscal year ended on February 2, 2024. Excludes $63 million of pre-tax gains related to the FY2022 sale of Lowe’s Canadian retail business. Figures represent Adjusted EBITDA as reported in the Company’s SEC filings for the fiscal year ended December 28, 2023. Figures represent Operating Income plus D&A for the fiscal year ended on February 3, 2024. Adjusted EBITDA excludes non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements and goodwill impairment charges. See Adjustment Schedule in the Appendix; reflects fiscal year ended December 31, 2023. EBITDA Margin (CY2023) Peer Group Median: 12.5% CY23 EBITDA ($ in millions) (b) (e) (c) (a) (d) (a) (f) (a) (a) (e) (c) (b) (b) (b) (f) (d) LL’s EBITDA margin is NEGATIVE and ~1,500 bps LOWER THAN THE CLOSEST PEER STAGGERING UNDERPERFORMANCE

Recent SG&A pressure & operating inefficiency +1,800 bps increase Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. Note: Reflects adjusted SG&A margin excluding non-recurring and extraordinary items identified by LL, which include costs related to legal matters and settlements, goodwill impairments and store closure costs. See Adjustment Schedule in the Appendix. Significant increase in SG&A as a percent of sales over the course of 2022, 2023 AND Q1 2024 STAGGERING UNDERPERFORMANCE

Weak cash position driven by imprudent strategy leaves company in precarious state Poor Performance in Recent Quarters . . . . . . And High Capex . . . . . . Despite Inventory Sell-Off . . . . . . Resulted in Significantly Negative Free Cash Flow (a) . . . . . . And Need for Revolver Drawdown . . . . . . To Maintain a Minimal Cash Balance Net Income 1 2 3 4 5 6 $160M Net Negative FCF ($ in millions) Calculated as Net Cash (Used in) Provided by Operating Activities less Purchases of Property and Equipment. STAGGERING UNDERPERFORMANCE

STAGGERING UNDERPERFORMANCE

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CONTINUED DISAPPOINTMENT IN Q1 2024



Year-over-Year Sales Growth (Q1 2024 vs. Q1 2023) (a)
-1.4%
-1.8%
-2.2%
-2.3%
-4.4%
-10.1%
-18.1%
-21.7%
EBITDA Margin Δ YoY
54bps
-51bps
-212bps
-81bps
-187bps
-202bps
-478bps
-1,016bps
Sherwin Williams (b)
Hibbett City Gear (c)
Floor & Decor (d)
The Home Depot (e)
Lowe's (f)
The Tile Shop (b)
Havertys (b)
LL Flooring (g)

LL is experiencing substantial top and bottom-line declines in excess of its primary competitor (Floor & Decor)

Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024.

Note: Reflects Peer Group identified by LL in their 10-K for the period ending December 31, 2022.

a) Sorted from highest to lowest by year-over-year ("YoY") sales growth.

b) Represents the fiscal quarter ended March 31, 2024. Adjusted EBITDA as reported in the Company's SEC filings.

c) Represents the fiscal quarter ended May 4, 2024. EBITDA represents Operating Income plus D&A.

d) Represents the fiscal quarter ended March 28, 2024. Adjusted EBITDA as reported in the Company's SEC filings.

e) Represents the fiscal quarter ended April 28, 2024. EBITDA represents Operating Income plus D&A.

f) Represents the fiscal quarter ended May 3, 2024. EBITDA represents Operating Income plus D&A; Prior year EBITDA excludes $63 million of pre-tax gains related to the FY2022 sale of Lowe's Canadian retail business.

g) Represents the fiscal quarter ended on March 31, 2024. Adjusted EBITDA excludes non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements and goodwill impairment charges. See Adjustment Schedule in the Appendix.

26

high Management turnover during the past seven years reflects leadership instability Denotes active in year Source: Company SEC filings as of June 7, 2024. Following Chasity Grosh’s resignation on August 7, 2023, Robert Madore was appointed Chief Accounting Officer, in addition to his role as EVP, Chief Financial Officer, on September 1, 2023. Matthew Argano resigned on April 25, 2024; a successor has not been named. (a) (b) Changes in all key executive positions in recent years, including the Company’s Chief Financial Officer leaving in November 2022 and two resignations since August 2023 MISALIGNED & ENTRENCHED BOARD / MANAGEMENT

Top executives are Highly Compensated regardless of financial performance ($ in millions) Total Compensation for Top 5 Executives vs. Adjusted EBITDA Margin (a) (b) (c) Source: Company SEC filings as of June 7, 2024. Includes total annual compensation for Dennis Knowles (former CEO) for 2017 – 2019 and Charles Tyson (current CEO) from 2020 – 2023. Includes total annual compensation for the other four most highly compensated individuals serving as executive officers in each year. Adjusted EBITDA excludes non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements and goodwill impairment charges. See Adjustment Schedule in the Appendix. Reflects Change of Control provisions as detailed in LL’s proxy statements filed April 12, 2017, and May 24, 2024. Since 2017, executive change of control payouts have grown over 470% to the egregious level of ~$13M total, equal to over 27% of the LL’s current market cap, and include the CEO, CFO, CHRO, CLO and SVP of Merchandising / Supply Chain (d) MISALIGNED & ENTRENCHED BOARD / MANAGEMENT

Negligible management / Board skin in the game Ll’s Board maintains significantly less ownership than Peers, WITH AVERAGE Board MEMBER OWNERSHIP LESS THAN A THIRD OF its PEER GROUP Board MEMBER AVERAGE Source: Capital IQ and Company SEC filings as of June 7, 2024. Reflects Compensation Peer Group identified by LL in their preliminary proxy statement as of May 20, 2024; Board ownership reflects current directors. Based on 30,575,249 shares of common stock issued and outstanding as of May 21, 2024, per definitive proxy statement as of May 24, 2024. Only includes purchases of stock on the open market. Total Director Ownership vs. Avg. Compensation Peer Group Ownership Up For Reelection at 2024 Annual Meeting Despite rhetoric in filings that multiple acquisition offers at a premium to prevailing market prices “significantly undervalued” the Company, no insider has purchased stock since August 2022, and only one has purchased in the last 33 months (c) None of LL’s executive officers (and only 1 director) are in compliance with LL’s self-described “Robust Director and Officer Stock Ownership Requirements”, resulting in a company-imposed ban on selling any common stock 93% of Charles Tyson’s total acquired shares result from outsized CEO compensation (instead of open market acquisitions), leading to his larger ownership % vs. other Board members LL Board Average Ownership: 0.28% (b) Espousing alignment with shareholders yet violating self-imposed stock ownership policies rings hollow and demonstrates the Board’s insincerity Policies only matter if you adhere to them MISALIGNED & ENTRENCHED BOARD / MANAGEMENT (a)

Inverse relationship between Board compensation and performance $138 $189 $189 $154 $151 $198 $203 Average Compensation per Director Total Director Compensation (a) vs. Share Price ($ in thousands) Source: Company SEC filings as of June 7, 2024. Note: Total Director Compensation figures exclude named executive officers. Includes fees earned or paid in cash and stock awards. Reflects share price from June 30, 2017 through June 7, 2024. Reflects share price decline from January 2, 2020 to June 7, 2024. Share Price $1.62 (b) $1,232 $1,100 Total director compensation increased 32% from 2020 to 2023 despite 83% decline in share price (c) MISALIGNED & ENTRENCHED BOARD / MANAGEMENT significant Board Compensation despite Low Enterprise Value Source: Capital IQ and Company SEC filings as of June 7, 2024. Note: Figures exclude named executive officers. Reflects Compensation Peer Group identified by LL in their preliminary proxy statement as of May 20, 2024. Represents average director compensation for the fiscal year ended April 1, 2023. Represents average director compensation for the fiscal year ended December 28, 2023. Represents average director compensation for the fiscal year ended April 29, 2023. Represents average director compensation for the fiscal year ended April 30, 2023. Represents average director compensation for the fiscal year ended January 31, 2024. Represents average director compensation for the fiscal year ended December 31, 2023. Represents average director compensation for the fiscal year ended December 30, 2023. Represents average director compensation for the fiscal year ended March 25, 2023. Represents average director compensation for the fiscal year ended February 3, 2024. Represents average director compensation for the fiscal year ended January 28, 2023. Represents average director compensation for the fiscal year ended June 30, 2023. EV ($M): (b) ($ in thousands) Average Director Compensation vs. Peer Group (a) MISALIGNED & ENTRENCHED BOARD / MANAGEMENT (c) (d) (e) (f) (g) (g) (h) (i) (j) (k) (j) (j) (g) (g) (g) (j) (l)

MISALIGNED & ENTRENCHED BOARD / MANAGEMENT

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A CLASSIFIED BOARD AND POOR CORPORATE GOVERNANCE

CLASSIFIED OR "STAGGERED" BOARD STRUCTURES ARE WIDELY FROWNED UPON IN THE CORPORATE GOVERNANCE COMMUNITY AS AN ENTRENCHMENT TACTIC

- Only ~10.9% of the companies in the S&P 500 have a classified Board structure [(a)]
- Classified Boards are considered poor governance as they reduce director accountability since not all directors are up for reelection each year
  - Other examples of LL's poor governance include no majority vote standard in uncontested director elections, no director term limits, insufficient gender diversity on the Board, and no right for LL's shareholders to act by written consent or call special meetings
- LL's directors have made an insincere effort to terminate this substandard Board structure by disingenuously proposing to declassify the Board

Shockingly:

× **Rather than proposing to simply eliminate the classified Board altogether, they instead have proposed to phase it out over time in a clear attempt to entrench themselves and perpetuate the status quo**

× **Even if the Declassification Amendment is adopted and approved by stockholders at the Annual Meeting, LL's Board astonishingly reserves the right to abandon it – in which case, the Board will remain classified (see "Reservation of Right to Abandon Declassification Amendment" in LL's definitive proxy statement)**

× **The proposal to declassify the Board did not pass at LL's 2023 Annual Meeting despite ~98% of votes cast in favor of the proposal and ~47% of outstanding shares voting for the proposal – falling a mere ~3% short of the proposal passing, which invites legitimate scrutiny of LL's solicitation efforts**

Does LL truly want to declassify the Board or is the proposal a smokescreen designed to provide the false appearance of good governance?

a) Source: Yale Law Journal, 2022.

32

FLAWED SALE PROCESS

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ILLEGITIMATE STRATEGIC REVIEW & SALE PROCESS

Mishandled Sale Process . . .

- × Limited transparency
- × Uneven playing field for bidders
- × Disturbing pattern of rejecting premium bids with **visibility into deteriorating business**
- × Bidders reducing bid prices
- × Bidders dropping from the process following diligence
- × Private equity firms invited for competing bids only to drop
- × Consistently asked F9 for higher price despite other parties having lower offers
- × Failure to identify a firm buyer with no financing contingency

Response to F9's May 2023 Offer:

"Following our comprehensive review process, the Board is unanimous in its belief that the price of $5.76 per share in cash proposed in your letter significantly undervalues LL Flooring"

Current Share Price

$1.62

58% decline since response on June 26, 2023

. . . Resulting in Cooperation Agreement with Live Ventures ("Live")

- Live is a holding company with a portfolio consisting of flooring, steel and entertainment businesses, including Flooring Liquidators which is a direct competitor to LL
  - Live has demonstrated concerning financial practices: In 2021, the SEC filed charges against Live for alleged securities fraud, claiming that Live misled investors by inflating earnings and manipulating stock prices – ***this investigation is currently ongoing***
- **Despite Live dropping its offer price from $5.85 to $2.50 (over seven offers) and no financing**, LL continued to engage, entered a period of exclusivity and even recently signed a cooperation agreement
  - In April 2024, Live and LL agreed to a cooperation agreement where Live withdrew its Board nominations, accepted standstill and non-disparagement provisions until the 2025 Annual Meeting and committed to vote its shares for LL's Board's nominees, a calculated move by LL to improve its odds of incumbent director victory

We question the level playing field and direct bias against F9 as a credible bidder

Source: Capital IQ and Company SEC filings as of June 7, 2024.

33

Failed sale process Between January 2023 and Now, LL was unable to finalize a sale of the business, despite numerous offers with prior-day premiums as high as 100%+ F9 Live Ventures Party A Party B Party C On 3/1/23, LL sent a rejection letter to Party A, noting that if Party A were to significantly increase the offer price to a level that is more reflective of the intrinsic value of the Company, the Board would be willing to continue engaging On 6/26/23, LL sent a rejection letter to F9, noting that the offer significantly undervalued the Company On 12/27/23, LL notified F9 that F9 would need to significantly increase the offer for LL to consider entering a confidentiality agreement $1.62 From January 2023 – May 2024, LL received 13 indications / verbal offers from 5 interested parties, but was unable to successfully transact; one additional party (Party D) executed a confidentiality agreement, but has yet to submit an offer to acquire the Company Interested Party (a) Source: Capital IQ and Company SEC filings as of June 7, 2024. On May 22, 2024, Live Ventures reaffirmed their acquisition offer of $2.50, simultaneously indicating financing availability to purchase LL’s Distribution Center for “full price”. FLAWED SALE PROCESS

Dear Ms. Taylor and Mr. Tyson: I am writing on behalf of an investment consortium that I lead to strongly encourage the Board of Directors of LL Flooring Holdings, Inc. to seriously consider the offer made on May 26, 2023 by F9 Investments, LLC and Cabinets to Go, LLC (collectively, the “F9 Group”) to acquire the company. The consortium maintains an economic interest in more than 5% of the outstanding shares of common stock of LL Flooring through a combination of direct holdings and swaps. We believe the F9 Group’s offer of $5.76 per share is a fair starting point for acquisition discussions and that the Board should engage with the F9 Group and immediately enter into a sale process for the company with $5.76 per share as an acceptable floor bid. While we believe there is significant value in LL Flooring’s underlying net assets (including its strong brand and market position) that is in excess of the current market price, and potentially in excess of the $5.76 per share offer, unfortunately, as evidenced by the company’s record of severe underperformance over the last several years, it is apparent that management change would be necessary for stockholders to benefit from that value. While competitors demonstrated strong performance in 2022, LL Flooring lagged considerably, with significant and alarming levels of negative operating cash flow and inventory buildup. First quarter 2023 results were also extremely disappointing, and we are gravely concerned by the significant increase in the company’s SG&A as a percentage of net sales. If anything, LL Flooring’s record of underperformance suggests that failing to sell now could threaten further value erosion for stockholders. In our view, a sale now, at this price or above, whether to the F9 Group or to an alternative bidder, would provide stockholders an attractive opportunity to obtain immediate liquidity at a fair valuation in excess of what LL Flooring, with its management as currently constituted, can be expected to achieve. For these reasons, we strongly encourage you – if the Board has not already done so – to constructively engage immediately with the F9 Group and to advance an immediate sale process. Sincerely, Howard Jonas cc: Steve Wolosky and Mitchell Raab, Olshan Frome Wolosky, LLP other shareholders Agree Howard Jonas’ letter to LL flooring’s Board of directors on June 13, 2023 FLAWED SALE PROCESS other shareholders Agree Donovan S Royal’s Notice of exempt solicitation (Intro & conclusion) On May 24, 2024 Introduction: The Proponent, Donovan S Royal, who has more than a decade of experience in the flooring industry, is concerned about the deteriorating financial position, and recently disclosed risk of business continuity at LL Flooring Holdings, Inc (hereafter referred to as the Company or LL). Over the past year, the Board appears to have prioritized self interests over those of shareholders. Specifically, the following actions taken by the Board seem to conflict directly with its fiduciary duty to shareholders: A last-minute deal to retain control. The Board struck a Cooperation Agreement with LIVE Ventures (“LIVE”) that secures the voting rights of LIVE’s shares for the Board, a calculated move to improve the odds of incumbent director victory at the Annual Meeting. Concomitant with this agreement was a 38% reduction in LIVE’s offer price to acquire the Company. The Board’s inconsistent application of preconditions to engage in negotiations with suitors. The F9 Group (“F9”), which has nominated its own slate of three directors, alleges that the Board would not negotiate with F9 unless it withdrew its director nominations. However, LIVE and LL had entered into confidentiality and exclusivity agreements without such a precondition as evidenced by the consideration (director nomination withdrawal) LIVE offered only in its Cooperation Agreement with LL on April 29, 2024. Executive change-in-control agreements worth ~27% of Company’s value. The Board has given the executive team separation agreements (24 months for the CEO and 18 months for all others) that contain change-in-control payouts totaling $13.3 million, which is approximately 27% of the Company’s market capitalization as of May 21, 2024. $8, $6.25, $6, $5.85, $5.76, $5.05, $4.25, $4, and $3. These are the proposals to purchase the Company that the Board squandered during the strategic review process as detailed in its Preliminary 14A. On May 21, 2024, the closing price of the stock was $1.62! The Board failed to put the same effort into selling the Company as it did into swiftly negotiating a self-serving Cooperation Agreement with LIVE. The Proponent met with the previous CEO in 2019, and expressed his opinion that the Company should restart clearance sale marketing, expand the distribution footprint and abandon any plans to re-brand the Company. It seems incredible that the Board, including two of the longest serving directors, Nancy M. Taylor and Douglas T. Moore, who are up for election at this year’s Annual Meeting, did not understand that fundamentally altering the business model could have catastrophic results. The founder’s model, in which the brand name and the locations were inextricably linked, with traffic driven by unbeatable deals on clearance flooring, had decades of market-based proof of concept. The stores were destinations for bargain hunters. The low-rent, out-of-the-way locations reinforced the perception of value. Today, due in part to clumsy marketing such as the fortunately abandoned “Floor Love” campaign and not so fortunately extant campaign that highlights an arduous four step process to purchasing a floor, the stores sit empty, practically hidden from passing traffic due to the bland, white and black trade dress. The pivot into carpet and selling third party flooring, instead of being a competitive advantage, creates an opportunity for consumers to price shop brands, and makes LL look like every other independent flooring store; the same independents who have been hemorrhaging market share for over a decade with stores located much more conveniently than LL’s. Conclusion: Whether it was the forecast of $1.5 billion in 2024 annual sales during an earnings call, or the Board’s opinion that the most competent dissident director nominee was NOT the founder of the Company, almost every decision, in my opinion, demonstrates a lack of business judgment and the apparent primacy of personal animus over fiduciary duty. Shareholders must act when the Board fails to, especially when the Board makes it clear that the one thing it seems to do worse than run a flooring business, is manage a strategic alternatives process. FLAWED SALE PROCESS other shareholders Agree Donovan S Royal’s rebuttal to LL statements regarding corporate governance and Board On June 4, 2024 The filer, Donovan S Royal, a large shareholder with an ownership stake in the company greater than any of the current officers and directors currently employed by LL Flooring (“LL” or “the Company”), believes the new proxy solicitation materials filed by LL on June 3, 2024 were incredibly misleading and a disservice to LL shareholders. The Board claims that Mr. Sullivan’s proxy contest is “self-serving, personal”, and an attempt by Mr. Sullivan to acquire the company below market value. However, the Board has demonstrated a potentially biased and personal preference for negotiating with parties, other than those affiliated with Mr. Sullivan (“F9 Group”) during its flawed strategic review process. Moreover, the Board publicly and unanimously rejected F9’s offer of $5.76 last June, which demonstrates a colossal lack of business judgment as that offer is more than three times higher than the stock price on May 31, 2024. The Board’s claim that it “carefully and thoroughly” negotiated with all parties “fairly” is not credible. The Board further references strategic pillars while omitting their failures in these areas: Growing a Pro business, but not maintaining sufficient in-stock, job lot quantities at the stores, and discontinuing brands preferred by Pros such as Mapei Increasing brand awareness, which is a response to the self-inflicted disaster on which the Board has squandered millions in shareholder resources promoting its new brand after discarding the vastly superior and well known Lumber Liquidators brand, ostensibly because it wanted “permission” to sell carpet, and was annoyed by the phone calls asking for plywood Driving product innovation and carpet growth, and yet carpet as a percentage of the overall flooring market has been shrinking for decades and has lower margins than hard surface flooring (LL is using third parties to source and install the carpet) The Board says it is taking actions to address current financing needs, which means selling its primary asset, the ~1 million sq ft Sandston, VA distribution facility. I think every shareholder should rightfully be frightened at the prospect of this Board negotiating any kind of sale of assets as they have already demonstrated a lack of expertise in not only selling the declining quantities of hard surface flooring inventory on hand but also the entire Company. The Board further boasts a slate of candidates with the right “skillsets,” but instead, their track record reveals massive shareholder wealth destruction under each of the Board’s current nominees (values based on LL’s closing stock price as of May 31, 2024): Nancy M. Taylor became a Board member April 1, 2014, and the April fool has been the shareholders. Since her ascension to the Board, when the stock was trading at $94.53, total shareholder losses have been a whopping $2.54 BILLION! Let that sink in Douglas T Moore has been a Board member since the IPO in 2007. However, even starting with a much lower valuation, he has overseen the destruction of $211 million in shareholder equity. Mr. Moore is described as having over 25 years of retail experience, including two as CEO of public traded companies. From what I can tell, since the IPO, Mr. Moore has been employed by so many companies that it is almost impossible to keep track. He is currently the CEO of CleanCore Solutions (NYSE American: ZONE) which does less than $3 million in annual revenue or about the same amount as a single McDonald’s restaurant Ashish Parmar is a relatively new addition to the LL Board, joining on July 22, 2021. Since that time, Mr. Parmar, who has no relevant hard goods retail experience and works for a purveyor of women’s luxury fashion accessories, has witnessed the market cap of the company decline by more than $500 MILLION! Another shocking collapse in shareholder wealth under an incumbent director, and another candidate with absolutely no experience in home improvement I was further stunned that the Board highlighted what it believes is F9 Group’s focus should its candidates be elected, i.e. an acquisition of the Company. Considering the Board’s failed strategic alternative process, I believe most shareholders would welcome any additional offers to acquire the Company, and an opportunity to vote on whether or not we believe any such offer is “at a price that may undervalue the Company.” Moreover, based on available information, including the SG&A synergies, the distribution network and the retail footprint at Cabinets to Go, a wholly owned subsidiary of F9, there is a high probability that F9 Group may be the logical high bidder for the Company. The fact that the Board has actively thwarted all of F9’s efforts to date to conduct reasonable due diligence is more evidence that the incumbent directors have likely breached their fiduciary duty to shareholders. Shame on the Board for its offensive claims that its nominees have “the right mix of skills and experience” when each of its candidates has overseen galactically massive shareholder losses. Shame on the Board for continuing its costly and unnecessary proxy battle which belies what is likely the Board’s true purpose: Board of Director entrenchment at the expense of shareholders. FLAWED SALE PROCESS

Legacy of LL Value Destruction 98% decline in stock price since being appointed to the Board (a) History of Performance Issues Poor financial and strategic results at prior roles Failure to Maintain Fiduciary Duty Failure to appropriately consider acquisition offers that would have proved extremely valuable to shareholders Vastly Inadequate Oversight Sustained blind support of failed management team and unjustified strategy COmpany slate analysis LL’s incumbent slate is comprised of directors who have been material contributors to LL’s extreme underperformance and subpar corporate governance Nancy M. Taylor Douglas T. Moore Ashish Parmar Excessive Tenure Hinders Ability to Act Objectively 18-year Board tenure calls into question independence and willingness to work for shareholders Declining Standard of Governance Board remains classified with no director term limits Prior Roles End in Business Failure Executive roles at multiple businesses that eventually declared bankruptcy; former CEO of recent IPO (NYSE: ZONE) that is down over 25% in first two months Lack of Experience Limited management experience, with director experience limited to LL’s recent downturn Lack of Digital Improvement Technology background has proved unimpactful Failed Compensation Practices Has overseen compensation practices that have failed to align executive compensation with performance Chairperson of Board Committees: Nominating & Corporate Governance and Compliance & Regulatory Affairs Committees: Nominating & Corporate Governance and Compliance & Regulatory Affairs Committees: Audit and Compensation INEFFECTIVE COMPANY SLATE Source: Capital IQ and Company SEC filings as of June 7, 2024. Nancy Taylor was appointed to the Board of Lumber Liquidators on April 1, 2014.

INEFFECTIVE COMPANY SLATE

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CHAIRPERSON NANCY TAYLOR: HISTORY OF POOR PERFORMANCE AND MISSED GOALS

Tredegar Corporation

Chief Executive Officer

2010 – 2015

- Taylor joined Tredegar in 1991 as General Counsel and rose to President and CEO in January 2010
- In September 2013, two of Tredegar's largest shareholders filed a Schedule 13D, pushing the Company to pursue strategic alternatives and indicating they may propose new directors
- **EBITDA remained flat under her leadership** and following poor performance, Taylor and the Company's CFO resigned from their respective positions in June 2015

Verso Corporation

Director

2019 – 2022

- Taylor joined Verso as a director in November 2019; by the time she left in 2022, **revenue had declined ~48% and Adj. EBITDA had declined ~11%**
- In July 2021, Verso received an unsolicited offer from Atlas Holdings to acquire all outstanding shares of common stock and Nancy joined the special committee to evaluate the offer
- In December 2021, Verso entered into a definitive merger agreement with BillerudKorsnäs to acquire all outstanding shares

LL Flooring

Chairperson of the Board

2014 – Current

- Taylor joined LL as a director in April 2014 and took over as Chairperson of the Board in November 2015
- **Since 2014 (when Taylor joined), LL's revenue has declined ~14% and Adj. EBITDA has declined from $119M** (a) **to NEGATIVE $45M in 2023,** demonstrating her inability to adapt to changing market conditions
- Zero open market stock purchases during her 10-year tenure
- Unwarranted loyalty to CEO Charles Tyson since his appointment in 2020 despite consistently failing shareholders
- **Since Taylor joined the Board, LL's share price has declined 98% from $94.53 to $1.62** (b)

Source: Company SEC filings, press releases and equity research reports.

a) 2014 EBITDA calculated as Operating Income plus D&A.

b) Reflects adjusted closing share prices on April 1, 2014, and June 7, 2024.

39

INEFFECTIVE COMPANY SLATE

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DOUGLAS MOORE: HISTORY OF MISMANAGEMENT, UNDERPERFORMANCE AND BANKRUPTCIES

- Recently resigned from his positions as Chairman, Chief Executive Officer and President of CleanCore Solutions, a disinfectant technology business unrelated to LL, after the stock fell over 25% [(a)] following its IPO in April 2024
- CleanCore's dismal performance barely scratches the surface of a long history of Moore's contributions to total business failures and shareholder value destruction
  - Served as SVP of Circuit City until leaving in 2007 during a management team realignment; shortly after, the business filed for bankruptcy and liquidated all stores in 2008
  - Served as CEO of Polished (formerly 1847 Goedeker), with shares declining ~67% [(b)] during his tenure, before being removed by the company's Board in 2021; the company filed for bankruptcy in 2024
- Moore has served on LL's Board for 18 years, reaping significant compensation benefits while continuing to make decisions contrary to the best interest of shareholders, bringing into question his ability to act objectively and independently of other Board members and LL's management team
- As a member of the Nominating & Corporate Governance Committee, Moore has overseen the appointment of inadequate directors (as evidenced by LL's current Board slate), rising director compensation and the collapse of the standard of corporate governance
  - LL's Board remains classified despite proposal to declassify the Board narrowly failing at the 2023 Annual Meeting
  - No right of shareholders to act by written consent or call special meetings
  - No majority vote standard in uncontested director elections
  - No director term limits
- Moore has never purchased shares on the open market, but reduced his holdings by ~32% in August 2021 at $21.04 per share (a ~1,200% premium to current prices), prior to losing his ability to sell shares due to his failure to comply with LL's stock ownership requirements

Source: Capital IQ, Company SEC filings, press releases and other publicly available information as of June 7, 2024.
a) CleanCore IPO'd on April 30, 2024, at $4.00 per share. As of June 7, 2024, the stock is trading at $2.99 per share.
b) Reflects change in stock price from August 3, 2020, to August 31, 2021.

40

Ashish Parmar: Questionable leadership, Inadequate Experience And Committee failures Outside of 4 years of executive experience at luxury goods company Tapestry, and 3 years of director experience at LL marked by the near total collapse of the business, Parmar has no other relevant management or Board experience, and no experience in industries comparable to LL’s line of business Despite lack of experience, Parmar’s technology background is described as bringing experience in “digital transformations and delivering a seamless omnichannel experience”, but LL has demonstrated no meaningful improvement in digital performance during his tenure As a member of the Audit Committee since September 2021, Parmar oversaw the deterioration of LL to the point where the Company was forced to issue a going concern in its Q1 2024 financials As a member of the Compensation Committee since May 2022, Parmar oversaw inflated management compensation that ignored ongoing poor performance: 85% decline in stock price, 21% decline in Net Sales and 162% decline in Adjusted EBITDA (a) Source: Capital IQ, Company SEC filings, press releases and other publicly available information as of June 7, 2024. Reflects change in stock price since May 18, 2022, and change in Revenue and Adjusted EBITDA from 2021 – 2023. INEFFECTIVE COMPANY SLATE

Section III – Our Nominees / Plan

The f9 plan The F9 nominees will work collaboratively with LL’s Board to instill the discipline & accountability desperately needed to reverse the alarming history of severe value erosion Proven Formula: F9 nominees’ strategy effective in the past (at Lumber Liquidators) and today (at successful related businesses) Revive Corporate Culture: Focus on leadership in flooring vs. chasing competitors’ models; eliminate “restricted” executive zones at Richmond HQ Re-establish Original Name, Logo and Branding: Revive promotions to drive customer traffic Upgrade Corporate Governance Profile Get Back to The Company’s Roots Inventory Management: Reduce stagnant inventory; optimize inventory levels per location Scrutinize All Expenses & Positions: With a focus on cost rationalization Distribution Center Analysis: Consider consolidation to maximize operating efficiencies Consider All Options to Maximize Shareholder Value: Including revival of strategic review & sale process Simplify commission structure for all salespeople to provide clear and achievable motivation / incentive Meet with top regional and store managers to determine pain points and identify solutions Re-establish vendor relationships to strengthen partnerships and drive special promotions Operational & Strategic Improvements Sales Strategy “Right-size” corporate offices Reduce / eliminate external marketing consultants Review all store locations and leased offices to determine potential closures Expense Analysis

F9’s nominees Thomas D. Sullivan is a long-time businessman and entrepreneur and has been the sole owner and founder of F9 since 2008. F9 is a private equity company which owns, directly or indirectly, among other enterprises, F9 Brands, LLC (“F9 Brands”), Cabinets To Go, Southwind Building Products, Gracious Home, MSW Power, Inc., F9 Properties, LLC and Vignobles Sullivan, LLC. Mr. Sullivan founded Lumber Liquidators (currently known as LL Flooring Holdings, Inc.) in 1994, and served as its Chief Executive Officer and President from that time until 2006. Mr. Sullivan also served as Chairman of the Board of Directors of Lumber Liquidators from 1994 to May 2015. In May 2015, at the request of the Board of Directors of Lumber Liquidators, he stepped down as Chairman to temporarily assume the position of interim Chief Executive Officer between May and November 2015. He continued to serve on the Board of Directors of Lumber Liquidators through December 2016. As a pioneer in the flooring industry and owner of multiple successful and related businesses, Mr. Sullivan’s intimate familiarity with the business and market will bring immediate meaningful value to LL’s Board John Jason Delves has a successful track record in leadership positions within the flooring, home improvement, and home decor sectors. As President and Chief Executive Officer of F9 Brands, Mr. Delves holds the same titles at F9 portfolio companies Cabinets To Go, Southwind Building Products, and Gracious Home where he is responsible for the growth strategy and operational execution of those businesses. Mr. Delves was the President of Wood Fiber Technologies, Inc. from 2006 to June 2019, a hardwood flour manufacturer with national distribution, President of Beasley Flooring Products, Inc. from 2015 to 2019, a hardwood and engineering flooring products manufacturer and a supplier to LL during his tenure, and President of Beasley Flooring Products, LLC from 2003 to 2015, a manufacturer of engineered flooring and molding products and also a supplier to LL during his tenure. Mr. Delves’ operational acumen and extensive experience managing successful businesses in related markets provide the integral insight and perspective that LL’s Board currently lacks Jill Witter is an accomplished senior executive whose expertise includes leadership positions with legal, human resources, compliance, and corporate governance responsibilities. Having served as General Counsel / Chief Legal Officer of four publicly held companies, Ms. Witter is adept at advising Boards on governance best practices and has a keen appreciation for risk mitigation and opportunity assessment. She also has extensive experience managing complex litigation and M&A transactions and has previously been awarded Outstanding General Counsel in a Midsized Company. Ms. Witter has provided compliance and legal consulting services to F9 and its subsidiaries starting in April 2018 and has been employed by Park Street Management, Inc., a subsidiary of F9, since April 1, 2019. In such capacity, Ms. Witter has served as Chief Legal Officer and Secretary for F9 and F9-owned entities, including F9 Brands and Cabinets to Go, since 2019. Ms. Witter was the Chief Legal Officer of Lumber Liquidators from July 2015 to August 2017. She is also the principal of J. Witter Consulting, a provider of alternative dispute, legal management and compliance services, and through which she provided services to Cabinets To Go from June 2018 to April 2019. Ms. Witter’s experience and skills are vitally important to evaluating and executing the optimum strategy to stabilize and grow LL’s business F9’s nominees collectively bring relevant industry, leadership, financial and corporate governance experience and expertise into the Boardroom

Conclusion / next steps

PUT THE GROOVE BACK IN LL

VOTE FOR CHANGE AT LL FLOORING

Chronic Underperformance

LL Flooring has significant potential, but a failed strategy and inadequate leadership led to prolonged underperformance and a GOING CONCERN OPINION:

- Inability to grow sales since 2017 with **NEGATIVE 20% YoY comp store sales growth in 2023 alone**
- Bloated SG&A that increased **~1,800 bps** as a % of sales **from Q2'22 to Q1'24**
- **LOWEST ADJ. EBITDA IN COMPANY HISTORY IN 2023 (NEGATIVE $45 MILLION)**, following a ~1,200 bps decline in margin from 2020 to 2023
- **Massive shareholder losses and abysmal stock performance** – down 58% YTD 2024, 93% in the last three years, and 98% under Chairman of the Board Nancy Taylor's leadership [a]

5-Year Shareholder Return (% Change) [b]


S&P 500
85%
Peer Group[c]
96%
-85%
LL Flooring

Root Cause of Underperformance: LL's Misaligned Board

- **No Strategic Oversight:** Failure to effectively respond to industry trends and market demands, as well as a failed rebranding, have resulted in **near total destruction of shareholder value**
- **Negligible Skin in the Game:** LL's average Board director ownership is **less than 1/3 of its peer group Board director average and NONE OF LL'S NOMINEES ARE IN COMPLIANCE WITH THE COMPANY'S STOCK OWNERSHIP REQUIREMENTS**
- **Ludicrous Board Compensation:** Total director compensation **increased >30%** from 2020 to 2023 **despite 83% decline** in share price [d]
- **Failed Sale Process:** LL's **mishandled sale process** consisted of an **uneven playing field**, a disturbing pattern of **rejecting premium bids** and **failure to identify a firm buyer** with no financing contingency
- **Poor Corporate Governance:** Classified Board, no majority vote standard, no term limits, insufficient gender diversity and no right for LL's shareholders to act by written consent or call special meetings led to entrenchment, questionable independence and lack of accountability

F9's Nominees Can Help Put the Groove Back in LL

F9's nominees – Tom Sullivan, Jason Delves and Jill Witter – bring a wealth of experience and a **proven track record of driving growth and shareholder value:**

1. Tom Sullivan is the **founder and former CEO and Chairman of Lumber Liquidators**, a visionary leader and LL's largest shareholder
2. Jason Delves has **years of sector expertise**, exceptional operational capabilities and is a dynamic, accomplished leader across a **broad spectrum of vertical markets**
3. Jill Witter has **legal, compliance and corporative governance expertise**, honed as General Counsel / CLO at four publicly traded companies, as well as **vast experience in the wood products industry**

F9'S HIGHLY QUALIFIED NOMINEES WILL LEVERAGE THEIR VAST EXPERIENCE AND INDUSTRY "KNOW-HOW" TO HELP STABILIZE THE COMPANY AND REPOSITION IT FOR GROWTH

Source: Capital IQ, Company SEC filings, press releases and other publicly available information as of June 7, 2024.
a) Nancy Taylor was appointed to the Board of Lumber Liquidators on April 1, 2014.
b) Excludes dividends / dividend reinvestment.
c) Peer Group identified by LL in their 10-K for the period ending December 31, 2022. Peer Group returns are market-cap weighted and include The Home Depot, Inc., Lowe's Companies, Inc., Floor & Decor Holdings, Inc., Tile Shop Holdings, Inc., The Sherwin-Williams Company, Hibbett Sports, Inc. and Haverty Furniture Companies, Inc. Effective December 31, 2022, LL elected to use the S&P Retail Select Industry Index as its new Published Industry Index in lieu of the previous Peer Group.
d) Reflects share price decline from January 2, 2020, to June 7, 2024.

46

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of our proxy materials, please contact Campaign Management at the phone numbers listed: 15 West 38th Street, Suite #747 New York, NY 10018 Stockholders Call Toll-Free: (855) 264-1527 Banks and Brokerage Firms Call: (212) 632-8422 Email: info@campaign-mgmt.com F9 URGES ALL LL FLOORING SHAREHOLDERS TO VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES

appendix

About tom sullivan As the founder and former CEO and Chairman of Lumber Liquidators, Tom Sullivan established the largest hardwood flooring retailer in the U.S. Since opening its first outlet in 1996, Lumber Liquidators enjoyed consistent and robust growth under Tom’s leadership By Tom’s exit in 2016, the brand had grown to a publicly traded company with 383 stores in 46 states and Canada (375 in the U.S.), and more than 2,000 employees At the time of Tom’s exit, LL had a market capitalization of ~$430M (vs today’s market capitalization of less than $50M) (a) A proven industry veteran, serial entrepreneur and investor with years of leading nationally-recognized brands, Tom founded F9 Brands In 2007, Tom acquired Proton OnSite, the world’s largest clean-energy manufacturer of on-site hydrogen generators, out of bankruptcy for ~$10 million, including $10 million of real estate After successfully leading the business for 10 years, Proton OnSite was sold to Nel for $100 million (excluding real estate) Tom founded Cabinets To Go in 2008 as one store in Miami, Florida, and has grown the brand to become the largest specialty retail chain of cabinets in the U.S. Now Chairman of the business, Tom saw a need for high-quality, custom-designed cabinets at better prices than competitors He accomplished this by globally sourcing product lines of in-stock cabinets that can be designed for custom layout and delivered nationwide in 3 - 10 days Source: Capital IQ as of June 7, 2024.

PUT THE GROOVE BACK IN LL

LACK OF SUPPORT FROM SOLE ANALYST

LOOP CAPITAL

Laura Champine

May 9, 2024

"The stock continues to trade lower, **blowing past our price target**, and is currently **-60% YTD vs. the S&P 500 +9%**. We see a tough macroeconomic environment with existing home sales in decline and interest rates high."

"**Sales missed our estimate by $30MM**. The downside to our sales estimates came from a light comp on transactions -19% YoY. **LL comped -22% compared to our -10% estimate**."

"**Sales are declining from both DIY and pro customers**. We think LL is suffering from tough competition with Floor & Decor and home centers in addition to a difficult macro environment for flooring."

LOOP CAPITAL

Laura Champine

March 4, 2024

"We are keeping our $2 price target and maintaining our Sell rating on LL Flooring after the company **reported another quarter of double-digit sales declines**. The stock continues to trade lower and is currently -45% YTD vs. the S&P 500 +8%."

"The flooring repair and remodeling market remains weak. We think the Fed is taking its time on lowering rates, and **this is not a great set up for loss-making, micro-cap companies**."

"We are modeling a 10% SSS decline in Q1. LL currently trades at 0.1x 2024E sales. **We believe this won't even mark the floor given our expectation for continued losses this year**."

LOOP CAPITAL

Laura Champine

November 8, 2023

"We are keeping our $2 price target and maintaining our Sell rating on LL Flooring after the **company reported adjusted earnings well below our expectations**. The stock continues to trade lower and is **currently -41% YTD vs. the S&P 500 +14%**."

"**We see LL burning $34MM in FCF this year even as it sells off inventory**. Our operating EPS estimate for 2023 of ($3.05) compares to our prior estimate of ($2.83). We are modeling another 20% sales decline in Q4."

"We are currently modeling EBIT and EPS losses until 2027. **Though management is hopeful it will be FCF positive this year, we don't have that metric turning until 2026**."

LL has lost five coverage analysts since the beginning of 2020 –
Loop Capital is the only sell-side analyst still covering LL

50

Declining sales and profitability mismanagement has resulted in a -2.1% net sales CAGR from 2017 to 2023 and a -5% Adjusted EBITDA margin in 2023, despite significant sg&A Spend and capital expenditures Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. Note: Figures are adjusted to exclude non-recurring and extraordinary items identified by LL, which include antidumping adjustments, store closure costs, HTS classification adjustments, air quality testing program costs, costs related to legal matters and settlements costs and goodwill impairment charges. See Adjustment Schedule in the Appendix. $124M reduction in Net Sales since 2017 despite $116M in cumulative Capital Expenditures over the same period

Source: Company SEC filings, earnings releases and investor presentations as of June 7, 2024. Adjustment Schedule

Acquired ~1.7M shares in the open market from May 12 through May 23, 2023 Filed Schedule 13D on May 25 disclosing the acquired collective ownership of ~2.7M shares, representing ~9.4% ownership of LL, and the intent to explore a possible combination between LL and CTG Sent private letter to LL’s Board of Directors on May 26 to confirm interest in pursuing an acquisition of LL for cash, and willingness to consider an offer of $5.76 per share (+100% premium to the stock’s intraday low of $2.75 following LL’s Q1 earnings release on May 8) Held initial call with members of LL’s management team and Board of Directors Made letter to the Board of Directors public on May 30 via a Schedule 13D filing Steps taken BY f9 to-Date May 2023 June 2023 Sent second private letter to the Board of Directors on June 9, urging them to promptly engage with F9, proposing an in-person meeting and emphasizing F9’s commitment to working collaboratively in a friendly manner Made second letter to the Board of Directors public due to a lack of response via a Schedule 13D filing on June 12 LL announced on June 26 that the Board of Directors rejected F9’s proposal, citing the proposal “significantly undervalues LL Flooring” August 2023 Received a form confidentially agreement from LL on August 16 containing unreasonable terms such as a two-year term, no obligation on the part of LL to provide information and an 18-month standstill Withdrew the May 26 offer of $5.76 per share on August 17 due to LL’s deteriorating performance F9’s financial advisor discussed concerns about the confidentially agreement with LL’s advisors and requested termination of the standstill before November 5, clarity on the nomination process and a list of due diligence items September 2023 LL’s financial advisor informed F9’s financial advisor that LL would not engage until F9 signed a confidentiality agreement with a standstill period extending through the 2024 nomination period

PUT THE GROOVE BACK IN LL

STEPS TAKEN BY F9 TO-DATE (CONT.)

November 2023	▪ Sent a letter to LL on November 14 containing an all-cash offer to acquire LL for $3.00 per share and a separate letter notifying LL of F9's intent to nominate three directors to LL's Board at the 2024 Annual Meeting and requesting LL provide appropriate questionnaires for completion by F9's nominees
December 2023	▪ LL provided the form questionnaire and agreement on December 13, stating they were inadvertently not sent in violation of LL's bylaws, and requested they be returned by December 29 ▪ F9 provided questionnaires and agreements on December 22 to LL as a courtesy due to LL's failure to timely provide documents, reiterating willingness to sign a confidentiality agreement without provisions affecting nomination rights ▪ Dentons (F9's legal advisor) informed Skadden (LL's legal advisor) on December 26 that F9 would sign a confidentiality agreement with a standstill expiring no later than February 28, 2024 ▪ LL's financial advisor informed F9's financial advisor on December 27 that LL was "well along in its strategic review process" and required an updated, significantly higher proposal and a due diligence request list to participate
January 2024	▪ Received a letter on January 8 in which Skadden confirmed receipt and review of the 2023 Nomination Notice and requested additional information about the F9 Nominees, which was subsequently provided on January 10 ▪ Withdrew the $3.00 per share offer on January 18 due to LL's demand for agreements potentially hindering F9's investment actions and continued degradation of business performance / share price
March 2024	▪ Dentons emailed Skadden on March 11 that, as a result of LL's failure to respond to F9's 2023 Nomination Notice, F9 presumed its nominations were in compliance with bylaws, and inquired about the 2024 Annual Meeting date ▪ Skadden informed Dentons on March 12 that LL had not set a meeting or record date for the 2024 Annual Meeting
April 2024	▪ Sent a letter on April 11 demanding LL's Board set the Annual Meeting and record date, advising that without a date by May 31, 2024, F9 would seek expedited relief from the Delaware Court of Chancery

54

Steps taken BY f9 to-Date (Cont.) May 2024 Sent a letter on May 2 to LL reconfirming intent to nominate three highly-qualified individuals for election Skadden called Dentons on May 12, expressing desire to resolve the proxy contest with a cooperation agreement for LL to nominate Mr. Delves to the Board at the Annual Meeting, in exchange for the F9 Group entering into a cooperation agreement with voting and standstill restrictions Dentons called Skadden on May 14, explaining that the F9 Group would agree to voting and standstill restrictions if all three F9 Nominees were nominated by the Company for election to the Board at the Annual Meeting Skadden informed Dentons on May 16 that LL did not believe the May 14 proposal was constructive and would not make a counteroffer, but was open to further discussions if F9 modified the May 14 proposal Dentons informed Skadden later that day that since LL did not present a counteroffer and was unwilling to engage in any form of conversation, F9 did not intend to modify the May 14 offer F9 filed preliminary proxy statement on May 20, and later that day delivered a demand to LL for inspection of books and records under Section 220 of the Delaware General Corporation Law relating to certain stockholder list information F9 filed a revised proxy statement on May 28, and also received correspondence from Skadden regarding the May 20 letter, which F9 responded to on May 30 F9 filed its definitive proxy statement on May 31

DISCLAIMER Except as otherwise set forth in this presentation, the views expressed in this presentation reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this presentation, except as required by law. For the avoidance of doubt, this presentation is not affiliated with or endorsed by LL. This presentation is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Some of the materials in this presentation contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9. The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this presentation will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this presentation are accurate. F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes. Important Information F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the "SEC”) on May 31, 2024, to be used in connection with the 2024 annual meeting of stockholders of the Company. THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.PUTTHEGROOVEBACKINLL.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527. Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.